UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ⌧

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
⌧	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EXPLANATORY NOTE

On April 14, 2022, Palomar Holdings, Inc. (the “Company,” “we,” “us” and “our”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2022 Annual Meeting of Stockholders with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on May 26, 2022 (together with any adjournment or postponement thereof, the “Annual Meeting”). This supplement to the Proxy Statement and Proxy Card (the “Proxy Statement Supplement”) is being filed to correct the Security Ownership of Certain Beneficial Owners and Management table. This table inadvertently omitted certain stock options exercisable within 60 days of April 1, 2022 from the Proxy Statement when originally filed with the SEC and this filing corrects this omission. Other than the correction to the Security Ownership of Certain Beneficial Owners and Management table, no other changes have been made to the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and continue to seek the vote of Company stockholders for all proposals to be voted on at the Annual Meeting. Capitalized terms used but not otherwise defined in this Proxy Statement Supplement have the meanings ascribed to them in the Proxy Statement. This supplement should be read together with the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022 for:

●	each of our directors and our nominees for director;
●	each of our Named Executive Officers;
●	all of our current directors, director nominees, current executive officers, and Named Executive Officers as a group; and
●	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 25,230,571 shares of our common stock outstanding as of April 1, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2022 and RSUs scheduled to vest within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,601,274	14.3%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,081,452	8.2%
Amundi and Amundi Asset Management(3) 90-93 boulevard Pasteur 75015 Paris, France	1,393,097	5.5%

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable within 60 days (7)	RSUs Scheduled to Vest within 60 days (8)	Total Shares Beneficially Owned	Beneficial Ownership
Daryl Bradley	334	-	1,325	833	2,492	*
Robert Dowdell	2,601	52,855(4)	-	833	56,289	*
Catriona Fallon	1,399	-	4,262	833	6,494	*
Daina Middleton	-	-	-	672	672	*
Martha Notaras	2,396	-	1,722	833	4,951	*
Richard H. Taketa	38,352	-	-	833	39,185	*
Mac Armstrong	3,701	695,388(5)	215,637	-	914,726	3.6%
Christopher Uchida	26,425	-	25,559	-	51,984	*
Heath Fisher	702	163,198(6)	102,793	-	266,693	1.1%
Jon Christianson	94,386	-	48,744	-	143,130	*
Jon Knutzen	8,581	-	58,667	-	67,248	*
William Bold	635	-	12,168	-	12,803	*
Michelle Johnson	516	-	8,638	-	9,154	*
Angela Grant	207	-	3,277	-	3,484	*
All executive officers, directors, and director nominees as a group (14 persons)	180,235	911,441	482,792	4,837	1,579,305	6.1%

*	less than 1%
(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 27, 2022. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 3,601,274 shares with sole voting power of 3,578,101 shares and sole dispositive power of 3,601,274 shares.
(2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group reported beneficial ownership of 2,081,452 shares with shared voting power of 46,385 shares, sole dispositive power of 2,013,706 shares and shared dispositive power of 67,746 shares.
(3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 14, 2022. Amundi is a majority-owned affiliate of Credit Agricole S.A., a French bank. Amundi Asset Management is a wholly owned subsidiary of Amundi. Amundi and Amundi Asset Management reported beneficial ownership of 1,393,097 shares with shared voting power of 1,393,097 shares and shared dispositive power of 1,393,097 shares.
(4)	Amount represents shares of common stock held by RGD Partners LP. Mr. Dowdell has no pecuniary interest in the shares held by RGD Partners LP.
(5)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.
(6)	Amount represents shares held by the 2007 Fisher Family Trust. Mr. Fisher is co-Trustee of the 2007 Fisher Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.
(7)	Amounts represent stock options which are currently exercisable or will become exercisable within 60 days of April 1, 2022.
(8)	Amounts represent RSUs which are subject to vesting and settling conditions expected to occur within 60 days of April 1, 2022

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Shares
Beneficially
Owned

Ownership

(1)

(2)

(3)

-93 boulevard Pasteur

Nominees and Named
Executive Officers

Held
Directly

Held
Indirectly

Exercisable
within 60 days

Scheduled
to
Vest within
60 days

Shares
Beneficially
Owned

Ownership

(4)

(5)

(6)

less than 1%

1)
2)
3)
4)
5)
.
6)